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                                                                  Exhibit 99.3


                                 CHARTER OF THE

                                STRATEGIC COUNCIL

INTRODUCTION.

         Aluminum Company of America ("ACOA") and Western Mining Corporation Holdings Limited ("WMC") have agreed to combine their interests in bauxite mining, alumina refining and the ACOA inorganic industrial chemicals operations as well as certain integrated aluminum fabricating and smelting operations ("Enterprise Companies") to form a worldwide Enterprise. The operations of the Enterprise shall be conducted by and through the coordinated activity of several affiliated Enterprise Companies.

         This Charter sets forth certain principles and policies for the management of the Enterprise Companies and for the rights and obligations of ACOA and WMC with regard to their respective interests in the Enterprise Companies. ACOA and its affiliates shall have a 60% interest in the Enterprise. WMC and its affiliates shall have a 40% interest in the Enterprise other than in Australia. WMC shall have a 39.25% interest in Alcoa of Australia. It is the intention of ACOA and WMC that their ownership interests in the Enterprise shall be 60/40 respectively and the parties shall act and exercise rights such that this 60/40 ratio will be achieved or maintained in any future acquisitions of minority interests in any Enterprise Company, joint ventures or new assets or companies.

SECTION 1:  PURPOSE.

         (a) Strategic Council. The Strategic Council will be the principal forum for ACOA and WMC to provide direction and counsel to the affiliated companies within their worldwide Enterprise regarding strategic and policy matters. As of the date of formation of this Enterprise, these affiliated companies (the "Enterprise Companies") include:

       (i) Alcoa Alumina & Chemicals, L. L. C. and Alcoa Caribbean Holdings, L.L.C. (US, Caribbean and Asian holdings)

      (ii)  Alcoa of Australia Limited (Australia)

     (iii)  Alcoa Chemie GmbH (Germany)

      (iv)  Alcoa Chemie Nederland BV and Alcoa Moerdijk BV (Netherlands)

       (v)  ABALCO SA (Brazil)

         ACOA and WMC shall direct and cause their representatives on any Enterprise Company Boards, entities or operations to carry out the direction established by and implement the decisions of the Strategic
Council. This Charter is not intended to create or imply the creation of any other partnership or company.

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         (b) Industrial Leadership. Under the general direction of and consistent with the decisions of the Strategic Council, ACOA shall be the industrial leader of the Enterprise. ACOA shall provide the operating management of the Enterprise and of all affiliated Enterprise Companies. If WMC contributes any of its operations to the Enterprise it shall retain operating management thereof unless the parties otherwise agree.

         (c) Other WMC Representation. WMC will have proportional representation on the Board of Directors of Alcoa of Australia and on the board of the Alcoa Alumina & Chemicals, L.L.C. ("AAC"). WMC will have the right to proportional representation on the board of directors of any Enterprise Company but it is WMC's current intention to have representation only on boards of entities whose revenue equals or exceeds 25% of the consolidated revenue of the Enterprise.

         (d) Secondment by WMC. It is expected that WMC will from time to time second to the Enterprise employees whose skills or experience are necessary for the support of the operations of the Enterprise. The extent of such secondment shall be as determined by the management of each of the Enterprise Companies, subject to the review and advice of the Strategic Council. These seconded employees will be employed by the Enterprise Companies. ACOA will advise WMC of all available positions within the Enterprise for which WMC has indicated it may have qualified candidates. ACOA will determine if the WMC candidate is the best person for the position, acknowledging WMC's interest in having certain of its employees gain experience in the alumina and chemicals businesses.

SECTION 2:  MEMBERSHIP OF THE STRATEGIC COUNCIL.

         (a) Membership. The Strategic Council will have five (5) members, three
(3) appointed by ACOA, of which one (1) will be Chairman, and two (2) by WMC, of which one (1) will be Deputy Chairman. Members of the Strategic Council shall serve until they resign or are removed by the party that originally appointed that member to the Council. Resignation or removal shall be effected by written notice to all other members of the Council.

         (b) Vacancies. Any vacancy on the Strategic Council, whether arising out of death, disability, removal, resignation, or otherwise, shall be filled by the party that had originally appointed that member to the Council.

SECTION 3:  MEETINGS.

         (a) Quorum. The presence, in person or by proxy, of not less than a majority of the total number of members of the Strategic Council, including at least one WMC representative, or the presence of both the Chairman and the Deputy Chairman shall constitute a quorum for the transaction of business by the Council. If any member does not attend despite proper notice, the Chairman may reconvene the meeting in 10 days upon notice to the non-attending member. The meeting may proceed even if said member does not attend.

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         (b) Meetings. The Strategic Council shall meet as frequently as the
Chairman, after consultation with the Deputy Chairman, deems necessary and appropriate and not less than two times per year. The Deputy Chairman may request a meeting and the Chairman must call a meeting within 3 months of the request or within two weeks, if the Deputy Chairman declares that a serious situation exists. In the case of any such declaration, the notice provisions of
Section 3 (c) are waived for such meeting. Meetings may be held by telephone or videoconferencing.

         (c) Notice. At least fifteen (15) days prior to the date of each meeting of the Strategic Council, the Chairman of the Council shall send each member a notice of such meeting, the location, an agenda, and all necessary documentation. A written waiver of notice signed by a majority of the members of the Council including at least one WMC member, whether before or after the time of the meeting, shall be deemed equivalent to such notice. Items not on the agenda cannot be decided at a Strategic Council meeting without the unanimous consent of the Chairman and Deputy Chairman. Attendance by a member of the Council at a meeting shall also constitute waiver of notice of such meeting by that Member.

         (d) Advisors and Other Committees. From time to time as they deem necessary, the Strategic Council may request the assistance and advice of experts and advisors from ACOA or WMC. Such experts or advisors may attend the meetings of the Strategic Council, as appropriate. Employee advisors of either member may attend the Strategic Council meetings. Non-employee advisors of either member may attend Strategic Council meetings at the discretion of the Chairman. Prior notice by the member planning to bring non-employee advisors, including the advisor's identity and role, must be given to the Chairman. While the Strategic Council will principally look to the operating management of the Enterprise Companies for information about the businesses of the Enterprise, the Strategic Council, if either the Chairman or Deputy Chairman so request, may also from time to time form advisory committees of representatives of both ACOA and WMC (unless WMC declines to participate) as required to assist the Strategic Council and its members with the activities of the Enterprise and so that WMC may make an appropriately informed contribution to the proceedings of the Strategic Council. The scope of the responsibilities and activities vested in such committees shall be established by the Strategic Council.

         (e) Minutes. Minutes of the meetings of the Strategic Council shall be prepared and circulated to each member of the Council within thirty (30) days after each meeting.


SECTION 4:  VOTING.

         Decisions Requiring a Super-Majority Vote. The following matters shall be decided by the vote of 80% of the members appointed to the Strategic Council:

     (i)  Change of Scope of the Enterprise.

     (ii) Change in the dividend policy.

     (iii) Equity requests on behalf of the Enterprise totaling in any one year more than US$1 billion.
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     (iv) Sale of all or a majority of the assets of the Enterprise (such assets to be valued for this purpose at the Enterprise book value).

     (v) Loans to ACOA or an Affiliate or WMC or an Affiliate by any of the Enterprise Companies subject to the provisions of Sections 8 and 9 below.

All other decisions of the Strategic Council will be decided by majority vote.

SECTION 5:  SCOPE.

         Within the Scope of the Enterprise as defined in this Section, ACOA and WMC agree to operate to avoid commercial conflict among ACOA, WMC and the Enterprise. To accomplish this, ACOA agrees that the Enterprise shall be the exclusive vehicle for its investments, operations or participation in the Bauxite and Alumina and Inorganic Industrial Chemicals businesses (as specifically defined below in Sections 5 (a) (i) and (b) respectively) included within the Scope of the Enterprise except as noted for the activities of Alcoa Aluminio SA and ACOA shall not compete with the Enterprise in those businesses. WMC agrees that the Enterprise shall be the exclusive vehicle for its investments, operations or participation in the Bauxite and Alumina business (as specifically defined below in Section 5(a)(i)) and in the Inorganic Industrial Chemicals business (which shall for this purpose consist of the existing ACOA and Alcoa of Australia inorganic industrial alumina-based chemicals products, a list of which are attached hereto as Exhibit B and the other products listed in subsection 5(b)(1) to 5(b)(4) inclusive as of the Formation Date) and WMC shall not compete with the Enterprise in those businesses. WMC agrees that it will not compete with the businesses of the Integrated Operations of the Enterprise (as defined below but excluding necessary and ancillary activities) and acknowledges that ACOA has non-Enterprise facilities in these businesses which ACOA will operate and manage independently of the Enterprise. ACOA acknowledges that WMC may compete with the gold-mining and refining operations of the Enterprise at Hedges. WMC's obligations under this Section in respect of the Inorganic Industrial Chemicals businesses shall not apply to the talc business currently conducted by WMC and any acquisition of talc or talc related businesses which are currently contemplated by WMC. WMC has a number of other commodity related businesses (listed in Exhibit A attached hereto) which have not been contributed to the Enterprise, which are not within the Scope of the Enterprise and which WMC will continue to own, operate and manage independently of the Enterprise. For purposes of this Section 5 references to ACOA and WMC shall include any Affiliate of ACOA or WMC. The Scope of the Enterprise shall be:

         (a)  Bauxite and Alumina.

         (i) Except for the domestic Brazilian market, the Enterprise shall be involved in the worldwide exploration, searching and prospecting for, and the mining of bauxite and any other minerals and/or ores from which alumina or aluminum can or may be commercially produced. The Enterprise shall also engage in the refining and other processing of these minerals and/or ores into alumina.

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         (ii) The Enterprise may also engage in the exploitation and development of minerals discovered in the course of bauxite mining at Enterprise facilities, however, these minerals shall not be considered to be within the definition of the Bauxite and Alumina business unless the Members unanimously agree. The Enterprise will engage in any necessary or ancillary activity that the majority of the Members of the Strategic Council determine may be carried on with the above described activities. Alcoa Aluminio shall continue to produce alumina for the Brazilian market including for Alcoa Aluminio's own smelting needs. The Enterprise shall also be responsible for selling alumina to ACOA at arm's length prices as well as to third parties.

         (b) Inorganic Industrial Chemicals. Except for the domestic Brazilian market, the Enterprise shall be involved in the research and development, production, marketing and sale of certain industrial chemicals ("Inorganic Industrial Chemicals"), composed initially of the existing ACOA and Alcoa of Australia inorganic industrial alumina-based chemicals products, a list of which are attached hereto as Exhibit B and the following other products:

         (1)  Raw materials for refractory markets.

                  Aluminas                  Bauxite
                  Refractory Clays          Mullite
                  Zirconia Fused            Fumed Silica

         (2) Raw materials for Pigment, Fillers, Extenders, and Flame Retardant markets.
                  Aluminas

         (3)  Raw materials for Ceramic markets.

                  Aluminas                  Aluminum Silicate
                  Aluminum Titanate         Sialon
                  Fumed Silica              Spinel
                  Zirconates                Zirconia - Fused Zircon

         (4)  Other products.

                  Alumina-based Refractory Products
                  Alumina-based Molecular Sieves
                  Aluminum Sulfate          Sodium Aluminate
                  Hydrotalcite
                  Calcium Aluminate Cements
                  Alumina-based Bed Supports - Catalytic Supports Applications

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         The Enterprise will engage in any necessary or ancillary activity that the majority of the Members of the Strategic Council determine may be carried on with the above described activities. Alcoa Aluminio will continue to produce and supply alumina-based and other Inorganic Industrial Chemicals to the Brazilian market and to export markets through the distribution network of the Enterprise.

         (c) Integrated Operations. The Enterprise shall also own and operate certain primary aluminum smelting, aluminum fabricating, gold mining and refining operations at Hedges and other facilities that exist as of the formation of the Enterprise and are run as part of an integrated operation at certain of the locations included within the Enterprise. The Enterprise will engage in any necessary or ancillary activity that the majority of the Members of the Strategic Council determine may be carried on with the above described activities. These operations and any future expansions thereof will be included within the Scope of the Enterprise at existing Enterprise locations only. The Enterprise shall also be responsible for selling aluminum to ACOA or its Affiliates at arm's length prices as well as to third parties.

         (d) Shipping. The Enterprise shall also operate a shipping line, the main function of which is to support the operations of the Enterprise. The shipping line shall carry bauxite, alumina, raw materials and other goods used in the alumina refining process, production and sale of industrial chemicals and other goods and materials for the Enterprise. The Enterprise will engage in any necessary or ancillary activity that the majority of the Members of the Strategic Council determine may be carried on with the above described activities. The shipping line, however, may carry goods and materials for other parties.

         (e) Coordination with ACOA. As the industrial leader of the Enterprise, ACOA shall act in a manner that is fair and reasonable to the parties, WMC and to ACOA in managing the related activities of ACOA within the Enterprise with those outside the Enterprise. The operations of the primary metals and aluminum fabricating facilities of the Enterprise will be closely coordinated with the ACOA Primary Metals and Rigid Packaging Divisions of ACOA. ACOA will provide necessary services to the Enterprise pursuant to the terms of a master services agreement. ACOA shall ensure that any dealings between the Enterprise and ACOA shall be conducted on an arm's length basis.

Section 6:  New Businesses.

         It is acknowledged that WMC and the Enterprise may from time to time pursue business opportunities outside the Bauxite and Alumina or Inorganic Industrial Chemicals businesses. ACOA understands that WMC is considering expansion of its talc business which may lead WMC to participate in other industrial minerals businesses. If WMC or ACOA acquires any businesses which include as a secondary line of business the Bauxite and Alumina business as specifically defined above in Section 5(a)(i) or the Inorganic Industrial Chemicals business which consists of the existing ACOA and Alcoa of Australia inorganic industrial alumina-based chemicals products, a list of which are attached hereto as Exhibit B and the other products listed in subsections 5
(b)(1) to 5 (b)(4) inclusive above as of the Formation Date, WMC or ACOA shall offer this new Bauxite and Alumina or Inorganic Industrial Chemicals business to the Enterprise at the cost of acquisition or, if this business was not separately

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valued at the time of acquisition by WMC or ACOA, a value based on an independent appraisal of the business. If all of the Enterprise Companies and the Strategic Council elect not to accept the offer, WMC or ACOA shall divest itself of the secondary Bauxite and Alumina or Inorganic Industrial Chemicals business to a non-Affiliate. WMC or ACOA shall not independently pursue any opportunities whose principal line of business is the Bauxite and Alumina business as specifically defined above in Section 5(a)(i) or the Inorganic Industrial Chemicals business which consists of the existing ACOA and Alcoa of Australia inorganic industrial alumina-based chemicals products and the other products listed above in Section 5(b)(1) to 5(b)(4) as of the Formation Date. Competition between WMC and the Enterprise shall not prevent WMC, ACOA and the Enterprise from exploring and utilizing any synergies that may exist as between any competing operations or products. These synergies may include:

     1)   Different ownership interests in the new opportunity or

     2) Supply, processing, distribution or other marketing arrangements with the Enterprise. For purposes of this Section 6 references to ACOA and WMC shall include any Affiliate of ACOA and WMC.

SECTION 7:  ENTERPRISE COMPANY INFORMATION .

         WMC will receive general information regarding the operations of the Enterprise and will have ongoing access to the Business Unit Presidents of the Business Units within AAC through the WMC Strategic Council members and other designated WMC representatives agreed by ACOA. WMC will receive regular financial information from the Enterprise Companies as more fully described in the Financial Protocol to the Formation Agreement. WMC will also receive prompt notice of events known to ACOA which may affect the earnings or dividends of the Enterprise Companies or which may lead to a significant change in the amount of leveraging within the Enterprise. The various Enterprise Companies will prepare annual operating plans and capital budgets (or follow any other planning/budgeting process that may be used by ACOA from time to time). ACOA will keep WMC informed of the progress in formulating such plans and budgets and will specifically advise WMC if the consolidated effect of these plans and budgets appears likely to require any equity call from WMC in the year for which the plans and budgets are being prepared. The operating plans and capital budgets will be approved by the Members or Boards (as appropriate) of the various Enterprise Companies. Any individual Request for Authorization for more than US$10 million shall be sent for information to the members of the Strategic Council at the same time it is submitted to ACOA corporate management.

         SECTION 8:  EQUITY CALLS.

         (a) Equity Calls. The cash flow of the Enterprise and borrowings shall be the preferred source of funding for the needs of the Enterprise. Should the aggregate annual capital budget of the Enterprise

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require an equity contribution from ACOA and WMC, an equity call can only be made upon 60 days notice and, if appropriate, a payment schedule shall be included. The following limits apply to equity calls:

         (i) With respect to amounts up to $500 million in annual equity requested to be contributed in total by ACOA and WMC to the Enterprise (including amounts requested pursuant to subsections (ii) and (iii) below), each party shall contribute its proportionate share based on its current ownership in the Enterprise. Each party is required to make its proportional equity contribution for amounts up to $500 million of the equity requested regardless of the arrangements with respect to any further capital requirements of the Enterprise. If either party does not contribute all or part of its proportionate share, then the other party may contribute its own share and the share of the non-contributing party not contributed and, if it does so, the non-contributing party will thereby be diluted on the basis of the formula attached as Exhibit C. The dilution shall be proportional among all the Enterprise Companies.

         (ii) With respect to amounts in excess of $500 million but less than $1 billion in annual equity requested to be contributed in total by ACOA and WMC to the Enterprise, each party shall declare within thirty days of when the equity request is made if it has the ability to fund its share of the request and if so each party shall contribute its proportionate share based on its current ownership in the Enterprise. Should WMC be unable to contribute the full amount of the equity in the year required, the parties will work together, to find alternative interim external financing arrangements reasonably acceptable to WMC for the Enterprise or for WMC. If alternative external financing is not acceptable to WMC, WMC may choose to be diluted or ACOA may fund the WMC proportionate share in U.S. dollars and this contribution shall be deemed to be an unsecured loan by ACOA to WMC. If WMC issues an encumbrance or encumbrances over substantially all of its assets (other than the Enterprise Assets) to a third party creditor, it shall, to secure any loan from ACOA under this section, grant to ACOA, subject to any necessary consents, a like encumbrance over its interest in the Enterprise. WMC shall repay the amount contributed on its behalf plus interest in a period not to exceed one (1) year. The interest rate applied to this amount shall equal the then current one year T-bill rate plus a margin reflecting market spreads for companies having the same credit rating as WMC as well as commercial underwriting and commitment fees to the extent that such fees are incurred by ACOA as a result of ACOA funding WMC's proportionate share of the equity call under this paragraph. If either party does not contribute all or part of its proportionate share pursuant to such alternative financing arrangements or if the ACOA loan is not repaid, the other party may contribute its own share and the share of the non-contributing party not contributed and if it does the non-contributing party shall be diluted in the amount of its unmet share of the equity call in accordance with the formula set forth on Exhibit C, provided, however, if ACOA does not fund WMC's proportionate share when the other conditions above have been met, WMC will not be diluted in the amount of its unmet share of the equity call.

         (iii) With respect to amounts in excess of $1 billion in annual equity requested to be contributed in total by ACOA and WMC to the Enterprise and approved pursuant to Section 4(iii) above, each party

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shall contribute its proportionate share, however, the parties will work together, should WMC be unable to contribute the full amount of the equity in the year required, to find alternative financing arrangements reasonably acceptable to WMC for the Enterprise or WMC. If WMC does not contribute the balance of its full proportionate share, ACOA may make, and shall be compensated for, all or part of the remaining contribution in WMC's place; however, WMC shall not be diluted to the extent of ACOA's contribution to the capital requirements in excess of US$1 billion. If ACOA elects to proceed, ACOA shall review with WMC the mechanism to compensate ACOA for its excess contribution, which may include, but is not limited to, a disproportionate allocation of the return associated with the excess contribution.

SECTION 9:  LEVERAGING POLICY.

         ACOA and WMC agree that the Enterprise Companies will maintain a limit of debt (net of cash) in the aggregate equaling 30% of total capital where total capital is defined as the sum of debt (net of cash) plus any minority interest plus shareholder equity.

         The initial loan of up to $121,929,333 to WMC or its designated Affiliate by the Enterprise upon the formation of the Enterprise, will bear interest at 3 month LIBOR plus 10 basis points. Subsequent loans to either ACOA or WMC by the Enterprise will bear interest at LIBOR plus a margin reflecting market spread for similar credit ratings as well as commercial underwriting and commitment fees.

SECTION 10:  DIVIDEND POLICY.

         ACOA and WMC shall join together to cause the Enterprise Companies within the Enterprise to distribute by way of dividends at least 30% of the net income of the Enterprise Companies as calculated in accordance with U.S. generally accepted accounting principles and as certified by the auditors of the Enterprise Companies of the prior year of each of the Companies in each financial year unless the Strategic Council agrees by a vote of 80% of the appointed members to pay a smaller dividend such dividends to be paid by one or more of the Enterprise Companies. The parties will endeavor to distribute dividends above 30% of the net income of the Enterprise consistent with prudent financial management and in the context of the strategic and business objectives of the Enterprise. It shall be a goal, but not an obligation, of the Enterprise to distribute dividends equal to at least 30% of the total Enterprise net income by increasing the dividend distribution above 30% for those Enterprise companies able to so distribute to offset distributions of less than 30% from other Enterprise companies.

SECTION 11:  DISPUTE RESOLUTION.

         (a) Strategic Council. All disputes, differences, controversies or claims between any of the parties and related to the Enterprise shall be initially discussed and, if possible, resolved by the unanimous agreement of the Members of the Strategic Council. Either party may refer a matter to the Council for resolution by delivering written notice describing the matter to all Members of the Council. Unless the

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notice identifies the matter to be one of such urgency that a special meeting of the Council is required, the matter shall be taken up at the next meeting of the Council following receipt of notice of the dispute. The Council shall attempt to resolve the dispute through amicable conciliation, and may consult outside experts for assistance in attempting to resolve the dispute. If the Strategic Council is unable to resolve the dispute by unanimous agreement within 60 days, the matter shall be referred to the ACOA and WMC Chief Executive Officers as described below.

         (b) Chief Executive Officers. If the Strategic Council does not resolve the matter by unanimous agreement, either party may refer the matter for further resolution to the Chief Executive Officers of ACOA and WMC by written notice to these two CEOs. The CEOs shall meet and discuss the matter during a period of not more than sixty (60) days from the date of the notice.

         (c) Board. If the CEOs of ACOA and WMC cannot reach an agreement resolving the dispute within sixty (60) days from its referral from the Strategic Council, either party may refer the matter for resolution to a panel of three outside directors from each of the Boards of Directors of ACOA and WMC. The directors shall be selected by the Chairman of the respective Boards of ACOA and WMC. As soon as can be conveniently arranged, the six directors will meet and the CEOs shall present their respective positions. The directors will then meet without any company representatives present to resolve any such dispute within sixty (60) days of the date of the presentation. A decision of a majority of the outside directors shall be final.

         (d) Final Resolution. If the six (6) outside directors of ACOA and WMC are unable to resolve the dispute within the sixty (60) day period, each party may seek all remedies available to it at law and equity.

SECTION 12:  TRANSFER OF INTERESTS.

         (a) Proportionate Reduction. Any increase or decrease by ACOA or WMC in their respective ownership share in the Enterprise must be proportionate among all the affiliated companies in the Enterprise except in the circumstance where governmental action results in an involuntary divestiture in which event the parties will consult about appropriate responses to such action.

         (b) ACOA Transfers. ACOA may reduce its proportionate ownership share in the affiliated companies in the Enterprise from 60% to 51% at its election. If the proposed buyer is a passive investor who will not have representation on the Strategic Council nor any of the boards of the affiliated companies, WMC's consent to the sale is not required. A passive investor shall only receive business information about the Enterprise that is required by the law governing each of the affiliated companies, as reflected in its individual governance document, plus additional information as is believed reasonable by ACOA as being appropriate for the particular investor and consented to by WMC which consent shall not be unreasonably withheld. If the proposed buyer is an active investor who is intended by ACOA to have

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representation on any of the boards of the affiliated companies or the Strategic
Council, ACOA must obtain the consent of WMC to the sale, which consent shall not be unreasonably withheld.

         (c) Non-seller's Rights. Each of the governance documents for the affiliated companies includes provisions regarding a first option regarding the transfer of interests, subject to 12(b)
         above, addressing; the transferability of interests, maximization of market value of the interest for sale, ensuring a fair chance for the non-selling party to purchase the interest for sale, concerns of the non-selling party regarding the identity of potential buyers (e.g., direct competitors).

SECTION 13:  GENERAL

         (a) Applicable Law: This Charter shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws doctrine.

EXECUTED THIS  21st DAY OF December, 1994.

ALUMINUM COMPANY                    WESTERN MINING
OF AMERICA                          CORPORATION HOLDINGS
                                    LIMITED

/s/ Richard L. Fischer              /s/ Hugh M. Morgan
--------------------                --------------------


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                                    Exhibit A

                               Commodity Products

                   Western Mining Corporation Holdings Limited

Nickel

Gold

Copper

Uranium

Petroleum

Fertilizers

Talc


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                                    Exhibit B

                                Current Products

         ACOA/Alcoa of Australia Inorganic Industrial Chemicals Products

Tabular Alumina

White Hydrate

Bayer Hydrate

Calcined Alumina

Gray Hydrate

Reactive Alumina

Activated Alumina

White Fused Alumina

Sodium Aluminate

Cement

Aluminum Fluoride

Fusion Grade Alumina Feedstock


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                                    EXHIBIT C
                                DILUTION FORMULA

Dilution shall be calculated proportionately among all Enterprise Companies on the basis of the value of the Enterprise Companies before and after the equity call. The formula for determining the extent of dilution shall be as follows:

ACOA share of the new equity = {(A x Z) + (P x Y)} divided by M

WMC share of the new equity = {(B x Z) + (Q x Y)} divided by M where:
         Y = Amount of Equity call actually paid

         P = ACOA's share of the Equity call actually paid expressed as a percentage of Y

         Q = WMC's share of the Equity call actually paid expressed as a percentage of Y

         Z = Fair Market Value of the Enterprise, pre-dilution (as defined below)

         M = New value of the Enterprise, giving effect to the equity call which equals (Y + Z)

         A =  ACOA's pre-dilution interest expressed as a percentage

         B =  WMC's pre-dilution interest expressed as a percentage

The fair market of the Enterprise, pre-dilution, will be the fair market value of the Enterprise as agreed by the parties at the time of dilution. If the parties cannot agree upon a fair market value, the parties will mutually select an independent expert to establish a pre-dilution fair market value. The expert's determination of fair market value of the Enterprise shall be final. The parties acknowledge that while the above formula reflects the intent of the parties if dilution is required, the actual mechanisms chosen to effect the dilution may vary among the Enterprise Companies depending upon their particular circumstances